UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009 (August 25, 2009)

DIGITALGLOBE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 684-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 29, 2009, Walter S. Scott, Executive Vice President and Chief Technical Officer of DigitalGlobe, Inc., entered into a personal sales plan in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. On August 25, 2009, Mr. Scott amended the trading plan to increase the number of shares of common stock that may be sold to 138,007 from 92,017 and to correct the expiration dates of the options.

As amended, Mr. Scott’s trading plan provides for the sale of up to 138,007 shares of common stock issuable upon exercise of vested options, commencing on November 16, 2009 and continuing until the earlier of the date all of the shares have been sold and December 31, 2010. The options expire on various dates between February 15 and March 8, 2010.

DigitalGlobe corporate policy allows personal stock trading plans so long as they comply with Rule 10b5-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2009	DIGITALGLOBE, INC.

	By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Executive Vice President, Chief Financial Officer and Treasurer